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                         Merchants New York Bancorp
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                (Name of Registrant as Specified in Its Charter)

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                       Filed by Merchants New York Bancorp
                             Pursuant to Rule 14a-12
                    under the Securities Exchange Act of 1934

                   Subject Company: Merchants New York Bancorp
                           Commission File No. 0-22058

The following is a press release issued by Merchants New York Bancorp on September 6, 2000.

FOR IMMEDIATE RELEASE      Contact: Alan D. Eskow
                     Senior Vice President & Controller
                     Valley National Bancorp
                     (973) 305-4003

                     Eric Gould
                     Executive Vice President
                     Merchants New York Bancorp, Inc.
                     (212) 973-6637

Valley National Bancorp to acquire Merchants New York Bancorp for $375 million

WAYNE, NJ - September 6, 2000 -Valley National Bancorp (NYSE:VLY) and Merchants New York Bancorp, Inc. (NASDAQ NMS:MBNY) jointly announced today that they have entered into a definitive merger agreement by which Valley National Bancorp will acquire Merchants for common stock valued at $375 million, based on Valley's current market value. Merchants New York Bancorp is the holding company for The Merchants Bank of New York, a commercial bank with $1.4 billion in assets operating seven offices all located in Manhattan.

Pursuant to the agreement, Merchants New York Bancorp, Inc. will be merged into Valley National Bancorp and The Merchants Bank of New York will be merged into Valley National Bank. The Merchants Bank will continue to operate in Manhattan, under its existing name, as a division of Valley National Bank. The acquisition of Merchants is structured as a tax-free merger to be accounted for as a pooling of interests. Each of the 18,645,488 outstanding shares

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of Merchants common stock will be exchanged for .7634 shares of Valley common stock. Valley will issue 14,233,965 shares of its common stock in exchange for the outstanding shares of Merchants. At June 30, 2000, Merchants had $96.7 million of shareholders equity. In connection with the execution of the merger agreement, Merchants also granted Valley an option to acquire 19.9%, or approximately 4.7 million shares from Merchants' authorized, but unissued common stock.

Valley National Bank with $6.2 billion in assets, is a highly efficient, top-performing super community bank that emphasizes middle market commercial and consumer lending. The Bank has a record of 72 consecutive years of profitable operation and a long history of increased dividends. The Bank has a successful record of leveraging its proven super community bank strategy in its 17 previous acquisitions during the past 23 years. Mr. Gerald H. Lipkin, Chairman, President and CEO of Valley, noted, "The merger with Merchants is consistent with our company's strategy of highly focused growth within Northern New Jersey and the contiguous local market through new branches and acquisitions of other strong financial institutions. The Merchants Bank of New York is a traditional commercial bank with a low risk, superb middle market lending expertise and a credit culture very similar to Valley's business model. All seven of Merchants' offices are located in midtown Manhattan, a distance of approximately 15 miles from Wayne and most of its customers are within 45 minutes of Valley's headquarters. This proximity will allow Valley to continue to operate as a super community bank. Over the years, Merchants has developed a strong following among small- to medium-sized companies that want to maintain their banking relationship with senior management and

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the decision makers in the bank. This closely follows Valley's approach to lending and highlights the attractiveness of the merger."

Mr. Lipkin added, "The Merchants Bank of New York has a relatively large commercial loan base, and has shown improved earnings and earnings per share performance in each of the last seven years."

"We expect this acquisition to generate sufficient cost savings to make it accretive to earnings during the first year. Additionally, since Merchants does not focus on consumer banking, a major strength at Valley, we view this as an opportunity to enhance Merchants revenue stream and a significant growth opportunity. Valley's goal in acquisitions is to price transactions so that they are accretive to Valley's per share earnings during the first year of combined operations."

Mr. Spencer B. Witty, who is Chairman of Merchants New York Bancorp, Inc. and who will become a Vice Chairman of Valley, indicated that "the proposed affiliation with Valley will bring together two great banking institutions, creating a much stronger franchise and market presence. We believe that this transaction will position Merchants for the future." Merchants will be able to provide larger loans to customers as a result of Valley's greater lending limit. Customers will easily be able to obtain residential mortgages, auto and consumer loans, and take advantage of Valley's trust, asset management and insurance services. Valley also provides an extended-hour customer service department, substantial ATM locations, debit cards, on-line real-time banking and a broad base of branch locations, all of which will be available at The Merchants Bank of New York.

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Mr. James G. Lawrence, President and Chief Executive Officer, and Mr. William J.
Cardew, Vice Chairman and Chief Operating Officer and Mr.Eric Gould, EVP, will also join Valley's senior management team following the merger. In addition, Messrs. Spencer Witty, Robinson Markel, and Charles Baum, Directors of
Merchants, will join Valley's Board of Directors following the merger.

The acquisition is conditioned upon necessary regulatory approvals, the approval of Valley and Merchants shareholders and other customary conditions. The parties anticipate that the merger will be consummated in the first quarter of 2001.

Valley National Bank, the principal subsidiary of Valley National Bancorp, currently operates 117 branches in 76 communities in Bergen, Essex, Hudson, Middlesex, Morris, Passaic, Somerset, Sussex, Union and Warren counties in New Jersey.

Investor Conference Call: To participate in an analyst presentation at 11:00 a.m., EDT, Wednesday, September 6, 2000, dial toll-free 1-800-450-0818, access code Valley. The presentation can be played back beginning 1:00 p.m. EDT on September 6, 2000 and running through 11:59 p.m. on September 7, 2000 by calling 1-800-475-6701, access code 537260. The analyst presentation can also be viewed on Valley's website @ www.valleynationalbank.com.

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INFORMATION FOR INVESTORS AND STOCKHOLDERS

This document contains forward-looking statements concerning the financial condition, results of operations and business of Valley following the consummation of its proposed acquisition of Merchants, the anticipated financial and other benefits of the proposed acquisition and the plans and objectives of Valley's management following the proposed acquisition, including, without limitation, statements relating to the cost savings expected to result from the proposed acquisition, and anticipated results of operations of the combined company following the proposed acquisition. Generally, the words "will," "may," "should," "continue," "believes," "expects," "anticipates" or similar expressions identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors: (1) cost savings expected to result from the proposed acquisition may not be fully realized or realized within the expected time frame; (2)operating results following the proposed acquisition may be lower than expected; (3) competitive pressure among financial services companies may increase significantly; (4) costs or difficulties related to the integration of the businesses of Valley and Merchants may be greater than expected; (5) adverse changes in the interest rate environment may reduce interest margins of the combined company; (6) general economic conditions, whether nationally or in the market areas in which Valley and Merchants conduct business, may be less favorable than expected; (7) legislation or regulatory changes may adversely affect the businesses in which Valley and Merchants are engaged; or (8) adverse changes may occur in the securities markets. Readers are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results may differ materially from management expectations. Both Valley and Merchants disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Valley and Merchants will be filing with the SEC a joint proxy statement-prospectus with respect to solicitation of proxies of their stockholders to approve the proposed merger and Valley will be filing a registration statement with respect to the common stock to be issued in the merger. Investors and security holders are advised to read the joint proxy statement-prospectus and the registration statement, when each of these documents becomes available, because each of them will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement-prospectus and the registration statement (when available) and other documents filed by Valley or Merchants with the SEC at the SEC's Internet web site at www.sec.gov. The joint proxy statement-prospectus and the registration statement (when available) and such other documents filed by Valley with the SEC will be available free of charge by contacting Valley National Bancorp, 1455 Valley Road, Wayne, NJ 07474, Attention: Dianne Grenz, telephone:
(973) 305-3380. Documents filed with the SEC by Merchants will be available free of charge by contacting Merchants New York Bancorp, Inc., 275 Madison Avenue, New York, NY 10016, Attention: Karen Deitz, Corporate Secretary, telephone:
(212) 973-6638. Shareholders and investors should read the joint proxy statement-prospectus carefully when it becomes available before making any voting or investment decisions.

Merchants and its directors and executive officers may be deemed under rules of the SEC to be "participants in the solicitation" of proxies from Merchants stockholders to approve the proposed merger. Those persons, each of whom beneficially owns less than 1% of Merchants' outstanding shares except as otherwise indicated after his or her name, are: Charles J. Baum (director), William J. Cardew (director and executive officer), Eric W. Gould (director and executive officer, 1.98%), Rudolf H. Hertz (director, 2.17%), James G. Lawrence (director and executive officer, 1.64%), Robinson Markel (director, 2.21%), Paul Meyrowitz (director), Alan Mirken (director), Mitchell J. Nelson (director, 1.35%), Leonard Schlussel (director, 2.25%), Charles I. Silberman (director, 2.74%), Marcia Toledano (director, 2.76%) and Spencer B. Witty (director and executive officer, 9.06%). As a group, all Merchants directors and executive officers (13 persons) beneficially own 23.8% of Merchants' outstanding shares.